Exhibit 99.1

FOR IMMEDIATE RELEASE

Pixelworks Announces Public Offering of Common Stock

San Jose, Calif., August 6, 2015 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of video display processing technology enabling the highest quality viewing experience for displays of all sizes, today announced that it plans to offer shares of its common stock in a public offering registered with the U.S. Securities and Exchange Commission. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Roth Capital Partners will act as the sole book-running manager and Dougherty & Company will act as co-manager of the offering.

Pixelworks intends to use the net proceeds from the offering for general corporate purposes, which may include, among other things, increasing our working capital, financing of ongoing operating expenses and overhead, and funding of capital expenditures, such as the continued development of solutions for the digital projector, digital television, and mobile device markets. Pending the application of the net proceeds, Pixelworks may invest the proceeds in marketable securities and short-term investments.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the common stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A preliminary prospectus supplement related to the offering was filed with the SEC on August 6, 2015. Electronic copies of the preliminary prospectus relating to these securities may be obtained, when available, by contacting Roth Capital Partners, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, CA 92660, by telephone at (800) 678-9147, or by accessing the SEC’s website, www.sec.gov.

About Pixelworks, Inc.

Pixelworks creates, develops and markets video display processing technology for digital video applications that demand the very highest quality images. At design centers around the world, Pixelworks engineers constantly push video performance to keep manufacturers of consumer electronics and professional displays worldwide on the leading edge. The company is headquartered in San Jose, CA.

Forward-Looking Statement

This release contains forward-looking statements, including, without limitation, the statements regarding the anticipated offering and intended use of proceeds, within the meaning of Section

27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “believe,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management’s current expectations. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to deliver new products in a timely fashion; our new product yield rates; changes in estimated product costs; product mix; supply of products from third-party foundries; failure or difficulty in achieving design wins; timely customer transition to new product designs; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; risks related to licensing our intellectual property; the success of our products in expanded markets; current global economic challenges; levels of inventory at distributors and customers; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; the outcome of any litigation related to our intellectual property rights; our limited financial resources and our ability to attract and retain key personnel. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the year ended June 30, 2015 as well as subsequent SEC filings.